Exhibit 10.26

Broncus Technologies, lnc. 1400 N. Shoreline Blvd. Building A, Suite 8 Mountain View, CA 94043 www.broncus.com	[650] 428-1600 [650] 428-1542 fax

Consulting and Manufacturing Agreement, Amendment 4

January 21, 2008

Roger A. Stern, Ph.D., President

Stellartech Research Corporation

1346 Bordeaux Dr.

Sunnyvale, CA 94089

Dear Roger:

As you are aware, Broncus continues to desire Stellartech Research Corporation to manufacture, supply, and provide service in connection with the Exhale DPU. To this end, Broncus would like to extend and make effective the Consulting and Manufacturing Agreement (including all amendments) between Broncus Technologies and Stellartech Research Corporation from December 31, 2007 through December 31, 2009, unless otherwise terminated as provided for in Section 2.2 of the Agreement.

Please indicate your agreement to above by signing where indicated below.

Thank you,

/s/ Sam Omaleki
Sam Omaleki
Vice President, Operations
Broncus Technologies, Inc.

/s/ Roger A. Stern, PhD.
Roger A. Stern, PhD.
President
Stellartech Research Corporation